New Jersey Mining Company Closes $2.7 Million Private Placement and additional Warrant Exercise

COEUR D'ALENE, Idaho, August 31, 2020 (ACCESSWIRE) -- New Jersey Mining Company (OTCQB:NJMC) (“NJMC” or the “Company”) is pleased to announce it has closed a $2.7 million private placement from 18 investors and has also been notified of warrants to be exercised in connection with a private placement completed in October of 2017. The Company will receive an additional $258,000 upon exercise of the warrants.

Proceeds from the private placement will be used to accelerate a drill program targeting down-dip gold resource expansion and necessary underground mine development to facilitate the goal of doubling production over the next 12-18 months at the Company’s Golden Chest mine in Idaho.

Proceeds from the warrant exercise from H&H Metals Corp. ($208,000), the Company’s concentrate broker, and Company CEO and President John Swallow ($50,000), will be focused toward a phase 1 program (including a 10-hole core drill plan) aimed at the delineation of mineable resources at the Company’s Diamond Hill and/or Roberts projects near Salmon, Idaho.

NJMC CEO and President John Swallow stated, “The Company was built on the reality that most of the storied world-class gold and silver mines began as smaller operations within notable mining districts. In our view, we have proven that becoming a modest producer and building on success is considerably more desirable than the risk of ‘starting big’ and not being in production – and now growing into a larger producer – as gold approaches $2,000/ounce. NJMC has been purposely positioned to benefit from the momentum of higher gold prices (regardless of the reason). And together with the addition of two nationally recognized Rare Earth Element properties, the stage is now set for the pivot into becoming a much larger gold producer while advancing the ‘step and repeat’ goal of defining a mineable Rare Earth Element resource base in Idaho.

As part of ongoing development and corporate growth, we look toward an exchange listing consistent with a higher level of production and sophisticated operations. Furthermore, we have a battle-tested team that welcomes the challenges of growth and team-building as we scale our culture and proven approach while simultaneously becoming a larger contributor to our state and local economies.”

Highlights for 2020/2021 Exploration, Drilling and Development Programs:

Golden Chest

•Drill Plan – 11,000 meters of core drilling. A resource definition drill plan designed to extend the underground resource at-depth on each of the six identified ore shoots. Only 29,000 meters have been drilled at the Golden Chest to date and were largely focused on open pit resource delineation so there is excellent potential to increase the mineable gold resource (and concurrent development) by targeting the vein system down-dip.

The deeper potential of the Golden Chest vein system is highlighted by drill hole GC12-112 which intercepted the Idaho vein in the Skookum Shoot area nearly 100 meters below the lowest current mining stope and assayed 6.79 grams per tonne (gpt) gold across a true thickness of 4.4 meters. The drill plan will target the vein below the GC 12-112 intercept with several holes spaced about 50 meters apart. Equally exciting is the drilling planned for the Klondike (below the upcoming Klondike open pit) and Katie-Dora shoots in the northern part of the mine where most of the historic mining occurred, but modern exploration drilling has been limited.

New Jersey Mining Company     •     201 N. 3rd Street     •     Coeur d’Alene, Idaho 83814

•Underground Mine Capital Investment – Proceeds will also be used to develop the next lowest sublevel on the Skookum Shoot so the underground mining rate in just the Skookum can be increased to an additional 10,000 tonnes per year of ore. Using the average grade of mining in this area to date, that implies an increase of 2,000 ounces and sets the stage for a doubling of production. Another drill jumbo and LHD will be acquired and a full-time development crew has been added to the mine roster.

Murray Gold Belt (MGB)

oExploration – At the Buckskin, Evans and Big Ledge we are conducting a detailed mapping and sampling program designed to identify favorable target areas for second-phase trenching and drill programs. Based on the almost proprietary knowledge gained from past MGB exploration and operational and developmental experience at the Golden Chest, this is a logical next step toward locating more deposits in the MGB district. We believe there may be a buried alkaline intrusion in this area based on gold-bearing dikes with associated telluride mineralization – typical of areas with promising gold potential.

Diamond Creek – Rare Earth Elements (REE’s)

oAs part of our three-phase plan to develop a reliable/mineable resource at Diamond Creek, phase 1 includes a detailed mapping and sampling program ahead of determining drill targets. A 10-hole core drilling program has already been developed for the Diamond Creek project, with the purpose of expanding and further clarify the REE resource outlined by the USGS in 1979. Drilling will target the Diamond Creek Fault as well as the associated REE vein occurrences. The phase 1 drill plan is being prepared for BLM review.

The private placement, which closed on August 28, 2020, consisted of units at a price of $0.28 per unit for a gross proceed of $2,737,000. Each Unit consists of one (1) share of the Company’s restricted Common Stock and one-half (1/2) of one share Common Stock purchase warrant. Each whole warrant will be exercisable by the holder into shares of the Company’s restricted Common Stock at $0.40 per share for 24-months commencing at the closing of the offering. The exercise of 1,2291,667 warrants in connection with the October 2017 private placement will be exercised at $0.20 per share for net proceeds of $258,333.00.

Qualified person

NJMC's Vice President, Grant A. Brackebusch, P.E. is a qualified person as such term is defined in National Instrument 43-101 and has reviewed and approved the technical information and data included in this press release.

About New Jersey Mining Company

Headquartered in North Idaho, New Jersey Mining Company is the rare example of a vertically integrated, operating junior mining company. NJMC produces gold at the Golden Chest Mine and recently consolidated the Murray Gold Belt (MGB) for the first time in over 100-years. The MGB is an overlooked gold producing region within the Coeur d’Alene Mining District, located north of the prolific Silver Valley. In addition to gold, the Company maintains a presence in the Critical Minerals sector and is focused on identifying and exploring for Critical Minerals (Rare Earth Minerals) important to our country’s defensive readiness and a low-carbon future.

New Jersey Mining Company possesses the in-house skillsets of a much larger company while enjoying the flexibility of a smaller and more entrepreneurial corporate structure. Its production-based strategy, by design, provides the flexibility to advance the Murray Gold Belt and/or its Critical Minerals holdings on its own or with a strategic partner in a manner that is consistent with its existing philosophy and culture.

NJMC has established a high-quality, early to advanced-stage asset base in four historic mining districts of Idaho and Montana, which includes the currently producing Golden Chest Mine. Management is stakeholder focused and owns more than 15-percent of NJMC stock.

The Company’s common stock trades on the OTC-QB under the symbol “NJMC.”

New Jersey Mining Company     •     201 N. 3rd Street     •     Coeur d’Alene, Idaho 83814

For more information on New Jersey Mining Company go to www.newjerseymining.com or call:

Monique Hayes, Corporate Secretary/Investor Relations

Email: monique@newjerseymining.com

(208) 625-9001

Forward Looking Statements

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended that are intended to be covered by the safe harbor created by such sections. Such statements are based on good faith assumptions that New Jersey Mining Company believes are reasonable, but which are subject to a wide range of uncertainties and business risks that could cause actual results to differ materially from future results expressed, projected or implied by such forward-looking statements. Such factors include, among others, the, the risk that exploration and development will result in increased production, the mine plan changes due to rising costs or other operational details, an increased risk associated with production activities occurring without completion of a feasibility study of mineral reserves demonstrating economic and technical viability, the risks and hazards inherent in the mining business (including risks inherent in developing mining projects, environmental hazards, industrial accidents, weather or geologically related conditions), changes in the market prices of gold and silver and the potential impact on revenues from changes in the market price of gold and cash costs, a sustained lower price environment, as well as other uncertainties and risk factors. Actual results, developments and timetables could vary significantly from the estimates presented. Readers are cautioned not to put undue reliance on forward-looking statements. NJMC disclaims any intent or obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise

New Jersey Mining Company     •     201 N. 3rd Street     •     Coeur d’Alene, Idaho 83814